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                        [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]




                                       December 17, 1996




Astor Corporation
8521 Six Forks Road
Suite 105
Raleigh, N.C. 27615

     Re:  ASTOR CORPORATION -- REGISTRATION STATEMENT ON FORM S-4
          (REG. NO. 333-14913)

Ladies and Gentlemen:

     We have acted as counsel for Astor Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of up to $110,000,000 aggregate principal amount of the Company's 10-1/2% Series B Senior Subordinated Notes due 2006 (the "Notes") on Form S-4 Registration Statement No. 333-14913 (the "Registration Statement") under the Securities Act of 1933, as amended. The Notes will be offered in exchange for a like principal amount of the Company's 10-1/2% Senior Subordinated Notes due 2006 (the "Old Notes") pursuant to that certain Exchange and Registration Rights Agreement dated as of October 8, 1996, by and among the Company, Astor Holdings II, Inc. (the "Guarantor"), Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (the "Registration Rights Agreement"). The Registration Rights Agreement was executed in connection with the private placement of the Old Notes.

     We have also acted as counsel for the Guarantor in connection with the registration of the guarantee of the Notes by the Guarantor under the Registration Statement (the "Guarantee").

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Astor Corporation
December 17, 1996
Page 2


     The Notes will be issued pursuant to that certain Indenture dated as of October 8, 1996, by and among the Company, the Guarantor, and State Street Bank and Trust Company, as Trustee (the "Indenture").

     We are familiar with the actions taken and to be taken by the Company and the Guarantor in connection with the offering of the Notes and the issuance of the Guarantee. On the basis of such knowledge and such investigation as we have deemed necessary, we are of the opinion that: (i) the Notes have been duly authorized by the Company and, when issued in exchange for the Old Notes pursuant to the terms of the exchange offer described in the Registration Statement and the Indenture, will be validly issued and will constitute legal and binding obligations of the Company; and
(ii) the Guarantee has been duly authorized by the Guarantor and, when issued along with the Notes in accordance with the terms of the Indenture, will be validly issued and will constitute the legal and binding obligation of the Guarantor.

     We hereby consent to the filing of this opinion as an exhibit to Registration Statement No. 333-14913 and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement.


                                       Very truly yours,

                                       /s/ Gibson, Dunn & Crutcher

                                       GIBSON, DUNN & CRUTCHER